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                                                            EXHIBIT 99

                                   REVOCABLE PROXY
                             PRINCETON FEDERAL BANK, fsb

                           SPECIAL MEETING OF SHAREHOLDERS

                                  NOVEMBER __, 1998

The undersigned, a shareholder of PRINCETON FEDERAL BANK, fsb ("PFB") hereby constitutes and appoints __________________________ and _______________ and each of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Special Meeting of Shareholders of PFB to be held on November __, 1998 at 11:00 a.m., and any adjournment or postponement thereof, to vote all shares which the undersigned would be entitled to cast if personally present, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement.

1.   A proposal to approve and adopt the
     Agreement and Plan of Reorganization between
     PFB and National City Bancshares, Inc.,
     as more fully described in the                    For  Against   Abstain
     accompanying Proxy Statement/Prospectus.          [ ]    [ ]       [ ]

2.   A proposal to amend Section 8 of PFB's
     Federal Stock Charter by deleting Section 8.A.
     (Beneficial Ownership Limitation) in its
     entirety, contingent on the consummation
     of transactions contemplated by the               For  Against   Abstain
     Agreement and Plan of Reorganization.             [ ]    [ ]       [ ]

3.   To transact such other business as
     may properly come before the meeting.

     If not otherwise specified, the shares will be voted FOR Proposals 1 and 2. The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the notice of the meeting and the Proxy Statement/Prospectus furnished herewith.

     In the event proxies representing a sufficient number of shares voting to approve Proposals 1 and 2 are not obtained before the meeting, a proposal to adjourn the meeting in order to solicit additional proxies will be put to a vote at the meeting.

Please be sure to sign and date                   Date ______________, 1998
this Proxy below.


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     (Shareholder sign above)           Co-holder (if any) sign above

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

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